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                                                                   EXHIBIT 10.13


                     Amendment No. 1 to Employment Agreement
                            dated September 27, 2001
                between CardioGenesis Corporation as Company and
                          Michael J. Quinn as Executive



The terms and conditions of the Employment Agreement are hereby modified and amended as follows. Unless specifically defined in this Amendment, capitalized terms used herein shall have the meanings ascribed to them in the Employment Agreement.
:

        1. Section 3.1, line 2, after "Three Hundred Thirty Thousand Dollars ($330,000) per annum" insert "and effective January 1, 2002, such salary shall be increased to an amount equal to Three Hundred Sixty Nine Thousand Dollars Nine Hundred and Thirty Dollars ($369,930) per annum".

        2. Section 3.2, line 3, after "of the Annual Salary" insert "and effective January 1, 2002, such Bonus shall be increased to 50% of the Annual Salary".


All other terms and conditions of the Employment Agreement shall remain the same.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment of the latest date set forth below.


COMPANY:                                EXECUTIVE:
CARDIOGENESIS CORPORATION               MICHAEL J. QUINN

BY: /s/ Darrell Eckstein                BY: /s/ Michael J. Quinn
  -------------------------------          -------------------------------------
NAME:   Darrell Eckstein                NAME:   Michael J. Quinn
     ----------------------------           ------------------------------------
TITLE:  President and C.O.O.            TITLE:  Chief Executive Officer
     ----------------------------             ----------------------------------
DATE:   July 3, 2002                    DATE:   July 3, 2002
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